Exhibit 10.8.19

Execution Version

$905,000,000

GOGO INTERMEDIATE HOLDINGS LLC

GOGO FINANCE CO. INC.

9.875% SENIOR SECURED NOTES DUE 2024

PURCHASE AGREEMENT

April 17, 2019

April 17, 2019

Morgan Stanley & Co. LLC

J.P. Morgan Securities LLC

    As Representatives of the several Initial Purchasers

c/o Morgan Stanley & Co. LLC

      1585 Broadway

      New York, New York 10036

c/o J.P. Morgan Securities LLC

      383 Madison Avenue

      New York, New York 10179

Ladies and Gentlemen:

Gogo Intermediate Holdings LLC, a Delaware limited liability company (the “Company”), and Gogo Finance Co. Inc., a Delaware corporation (the “Co-Issuer” and, together with the Company, the “Issuers”), propose to issue and sell to the several purchasers named in Schedule I hereto (the “Initial Purchasers”) $905,000,000 aggregate principal amount of the Issuers’ 9.875% Senior Secured Notes due 2024 (the “Notes”). Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC have agreed to act as the representatives of the several Initial Purchasers (the “Representatives”) in connection with the offering and sale of the Notes. Gogo Inc., a Delaware corporation (“Gogo”), is the sole member of the Company, and the Company is the sole shareholder of the Co-Issuer. For the avoidance of doubt, all references to Gogo’s subsidiaries shall include the Issuers.

The Securities (as defined herein) will be issued pursuant to the provisions of an indenture, to be dated as of April 25, 2019 (the “Indenture”), among the Issuers, the Guarantors (as defined herein) and U.S. Bank National Association, as trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the “Collateral Agent”).

The payment of principal of, premium, if any, and interest on the Notes will be fully and unconditionally guaranteed on a senior secured basis, jointly and severally, by (i) the entities listed on the signature pages hereof as “Guarantors,” including Gogo (the “Signing Guarantors”), (ii) the foreign subsidiaries of the Company that are required under the Indenture to guarantee the Notes on the Closing Date (as defined herein) (the “Closing Guarantors”) and (iii) any subsidiary of Gogo formed or acquired after the Closing Date that executes an additional guarantee in accordance with the terms of the Indenture, and their respective successors and assigns (collectively, the “Guarantors”), pursuant to their guarantees (the “Guarantees”). The Notes and the Guarantees attached thereto are herein collectively referred to as the “Securities.”

Within 15 days of the Closing Date, Gogo shall cause the Closing Guarantors to enter into a joinder to this Purchase Agreement (this “Agreement”), substantially in the form attached hereto as Exhibit A (the “Joinder Agreement”), whereby each Closing Guarantor will agree to observe and fully perform all of the rights, obligations and liabilities contemplated herein as if it were an original signatory thereto.

The Securities will be secured by first-priority liens (subject to certain exceptions and Permitted Liens (as defined in the Time of Sale Memorandum and the Final Memorandum, both as defined herein)) on (i) substantially all of the assets of the Issuers and the Guarantors and (ii) the capital stock of the Issuers and all of Gogo’s other restricted subsidiaries (other than excluded foreign restricted subsidiary voting stock) (collectively, the “Collateral”), in each case as more particularly described in the Time of Sale Memorandum and the Final Memorandum, and documented by a collateral agreement (the “Collateral Agreement”) and a collateral agency agreement (the “Collateral Agency Agreement”), each dated as of the Closing Date, and other instruments evidencing or creating a security interest (collectively with the Collateral Agreement and the Collateral Agency Agreement, the “Security Documents”) each in favor of the Collateral Agent, for its benefit and the benefit of the Trustee and the holders of the Notes.

This Agreement, the Securities, the Security Documents and the Indenture are referred to herein as the “Transaction Documents.”

The Securities are being offered and sold in connection with the redemption of $690,000,000 aggregate principal amount of the Issuers’ 12.500% Senior Secured Notes due 2022 (the “Existing Secured Notes”) issued pursuant to an indenture, dated as of June 14, 2016 (as supplemented by the First Supplemental Indenture, dated as of September 20, 2017), among the Issuers, the Guarantors party thereto and the Trustee and Collateral Agent and for general corporate purposes, including the repurchase, repayment or retirement of Gogo’s 3.75% Convertible Senior Notes due 2020 issued pursuant to an indenture, dated as of March 9, 2015, between Gogo and the Trustee, in whole or in part, at or prior to maturity. The proceeds from the sale of the Securities will also be used to pay the fees, expenses and other costs relating to repayment of the Existing Secured Notes and the offer and sale of the Securities.

Gogo and the Issuers understand that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Time of Sale Memorandum and agree that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the “Subsequent Purchasers”) on the terms set forth in the Time of Sale Memorandum (the first time when sales of the Securities are made is referred to as the “Time of Sale”). The Securities will be offered without being registered under the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act (“Rule 144A”) and in offshore transactions in reliance on Regulation S under the Securities Act (“Regulation S”). Pursuant to the terms of the Securities and the Indenture, investors who acquire Securities shall be deemed to have agreed that Securities may only be resold or otherwise transferred, after the date hereof, if such Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the

Securities Act is available (including the exemptions afforded by Rule 144A or Regulation S). Gogo and the Issuers hereby confirm that they have authorized the use of the Time of Sale Memorandum and the Final Memorandum (as defined herein) in connection with the offer and sale of the Securities by the Initial Purchasers.

In connection with the sale of the Securities, Gogo and the Issuers have prepared and delivered to each Initial Purchaser copies of a preliminary offering memorandum, dated April 15, 2019 (the “Preliminary Memorandum”), and prepared and delivered to each Initial Purchaser copies of a pricing supplement, dated April 17, 2019 (the “Pricing Supplement”), describing the terms of the Securities, each for use by such Initial Purchaser in connection with its solicitation of offers to purchase the Securities. For purposes of this Agreement, “Additional Written Offering Communication” means any written communication (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Securities other than the Preliminary Memorandum, the Pricing Supplement or the Final Memorandum; and “Time of Sale Memorandum” means the Preliminary Memorandum together with the Pricing Supplement and each Additional Written Offering Communication or other information, if any, each identified in Schedule II hereto under the caption Time of Sale Memorandum. Promptly after this Agreement is executed and delivered, Gogo and the Issuers will prepare and deliver to each Initial Purchaser a final offering memorandum, dated the date hereof (the “Final Memorandum”). As used herein, the terms “Preliminary Memorandum,” “Time of Sale Memorandum” and “Final Memorandum” shall include the documents, if any, incorporated by reference therein on the date hereof. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum or any Additional Written Offering Communication shall include all documents subsequently filed by Gogo with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1.    Representations and Warranties. Each (x) Issuer and each Signing Guarantor, jointly and severally, hereby represents and warrants to, and agrees with each Initial Purchaser that, and (y) upon execution and delivery of the Joinder Agreement, each Closing Guarantor, jointly and severally, represents and warrants to, and agrees with each Initial Purchaser that, as of the Time of Sale and as of the Closing Date:

(a)    (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder; (ii) the Time of Sale Memorandum as of the Time of Sale does not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) any Additional Written Offering Communication prepared, used or referred to by Gogo and the Issuers, when considered together with the Time of Sale Memorandum, at the time of its use did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iv) the Final Memorandum as of its date and as of the Closing Date will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements in or omissions from the Time of Sale Memorandum, the Final Memorandum or any Additional Written Offering Communication based upon information relating to any Initial Purchaser furnished to Gogo and the Issuers in writing by such Initial Purchaser expressly for use therein.

(b)    Except for the Additional Written Offering Communications, if any, identified in Schedule II hereto, including electronic road shows, and furnished to you before first use, Gogo and the Issuers have not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any Additional Written Offering Communication.

(c)    Gogo and each Issuer has been duly incorporated or formed, as applicable, is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, and has the corporate or limited liability company power, as applicable, to own its property and to conduct its business as described in the Time of Sale Memorandum, and to enter into and perform its obligations under each of the Transaction Documents to which it is a party. Gogo and each Issuer is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of Gogo and its subsidiaries taken as a whole or on the performance by the Issuers and the Guarantors of their obligations under the Transaction Documents (a “Material Adverse Effect”).

(d)    Each subsidiary of Gogo (other than the Issuers) has been duly incorporated or formed, as applicable, is validly existing as a corporation, limited liability company or partnership, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, and has the corporate, company or partnership power, as applicable, and authority to own its property and to conduct its business as described in the Time of Sale Memorandum and to enter into and perform its obligations under each of the Transaction Documents to which it is a party. Each subsidiary of Gogo (other than the Issuers) is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of the issued shares of capital stock of each subsidiary of Gogo have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by Gogo, free and clear of all liens, encumbrances, equities or claims (other than the liens securing the Existing Secured Notes).

(e)    This Agreement has been duly authorized, executed and delivered by the Issuers and each Signing Guarantor and, on the date the Joinder Agreement is entered into, such Joinder Agreement will have been duly authorized, executed and delivered by each Closing Guarantor.

(f)    The Indenture (i) has been duly authorized by the Issuers and each Signing Guarantor and (ii) will be duly authorized by each of the Closing Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of each Issuer and each Guarantor, enforceable against each Issuer and each Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability (collectively, the “Enforceability Exceptions”).

(g)    The Notes have been duly authorized by each Issuer and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be duly and validly issued and outstanding and will be valid and legally binding obligations of each Issuer, enforceable against each Issuer in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture pursuant to which such Notes are to be issued.

(h)    The Guarantees of the Notes (i) have been duly authorized by each of the Signing Guarantors and (ii) will be duly authorized by each of the Closing Guarantors and, when executed and delivered in accordance with the provisions of the Indenture, and when the Notes have been executed and authenticated in the manner provided for in the Indenture and issued and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will constitute valid and legally binding agreements of each Guarantor, enforceable against each Guarantor in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture pursuant to which such Guarantees are to be issued.

(i)    The Securities to be purchased by the Initial Purchasers from the Issuers will, on the Closing Date, be in the form contemplated by the Indenture. The Securities and the Indenture will conform to the descriptions thereof in the Time of Sale Memorandum and the Final Memorandum.

(j)    Each of the Security Documents (i) has been duly authorized by the Issuers and each of the Signing Guarantors and (ii) will be duly authorized by each of the Closing Guarantors and, when executed and delivered in accordance with the terms of the applicable Security Documents by the Issuers and/or each applicable Guarantor, will constitute a valid and legally binding agreement of each Issuer and/or each applicable Guarantor, enforceable against the Issuers and/or each applicable Guarantor in accordance with its terms, subject to the Enforceability Exceptions. The Security Documents, when executed and delivered in connection with the sale of the Securities, will create in favor of the Collateral Agent for the benefit of itself, the Trustee and the holders of the Notes, valid and enforceable security interests in and liens on the Collateral and, (i) upon the filing of appropriate Uniform Commercial Code financing statements in United States jurisdictions as set forth on Schedule III hereto and the taking of the other actions, in each case as further described in the Security Documents, the security interests in and liens on the rights of the Issuers or the applicable Guarantor in such Collateral will be perfected security interests and liens (to the extent that such security interests and liens can be perfected by the filing of Uniform Commercial Code financing statements or the taking of such other actions) and (ii) upon the delivery of any pledged capital stock and pledged debt instruments to the Collateral Agent, the security interests and liens on the rights of the Issuers or the applicable Guarantor in such Collateral will be perfected security interests and liens, in each case superior to and prior to the liens of all third persons other than the Permitted Liens.

(k)    As of December 31, 2018, on a consolidated basis, after giving pro forma effect to the issuance and sale of the Notes and the use of proceeds pursuant hereto, Gogo has an authorized and outstanding capitalization as set forth in the Time of Sale Memorandum and the Final Memorandum under the heading “Capitalization”; all the outstanding shares of capital stock of Gogo have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any preemptive or similar rights; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by Gogo have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares and except as otherwise described in, or incorporated by reference in, each of the Time of Sale Memorandum and the Final Memorandum) and are owned directly or indirectly by Gogo, free and clear of any lien, encumbrance, equity or claim (other than the liens securing the Existing Secured Notes).

(l)    Neither Gogo nor any of its subsidiaries is (i) in violation of its charter, certificate of incorporation, by-laws or similar organizational documents, as applicable, each as amended or restated as of the date hereof; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Gogo or any of its subsidiaries is a party or by which Gogo or any of its subsidiaries is bound or to which any of the property or assets of Gogo or any of its subsidiaries is subject; or (iii) in violation of any provision of applicable law or any applicable judgment, order or decree of any federal, state, local, international or foreign governmental authority, or any court, administrative or regulatory agency or commission or other governmental authority having jurisdiction over Gogo or any of its subsidiaries (each a “Governmental Entity”), except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(m)    The execution, delivery and performance of the Transaction Documents by the Issuers and the Guarantors to the extent each is a party thereto, the issuance and sale of the Securities and the consummation of the transactions contemplated hereby and thereby and by the Time of Sale Memorandum and the Final Memorandum will not violate or breach (i) any provision of applicable law; (ii) the charter, certificate of incorporation, by-laws or similar organizational document, as applicable, of any Issuer or Guarantor, each as amended or restated as of the date hereof; (iii) any agreement or other instrument binding upon Gogo or any of its subsidiaries; or (iv) any applicable judgment, order or decree of any Governmental Entity, except, in the case of clauses (i), (iii) and (iv) above, for any such violation or breach that would not, individually or in the aggregate, have a Material Adverse Effect.

(n)    No consent, approval, authorization, order, registration or qualification of or with any Governmental Entity, other than those obtained, is required for the execution, delivery and performance of the Transaction Documents by the Issuers or the Guarantors to the extent each is a party thereto, the issuance and sale of the Securities or the consummation of the transactions contemplated hereby and thereby and by the Time of Sale Memorandum and the Final Memorandum, except for (i) such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable Blue Sky or securities laws of the various states in connection with the purchase and resale of the Securities by the Initial Purchasers; (ii) such consents, approvals, authorizations, orders, registrations or qualifications as will have been obtained or made as of the Time of Sale; and (iii) where the failure to obtain or make any such consent, approval, authorization, order, registration or qualification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o)    Since the date of the most recent consolidated financial statements of Gogo included or incorporated by reference in the Time of Sale Memorandum and the Final Memorandum, (i) there has not been any material change in the capital stock, short-term debt or long-term debt of Gogo or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by Gogo on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, earnings or results of operations of Gogo and its subsidiaries, taken as a whole; (ii) neither Gogo nor any of its subsidiaries has entered into any transaction or agreement that is material to Gogo and its subsidiaries, taken as a whole, or incurred any liability or obligation, direct or contingent, that is material to Gogo and its subsidiaries, taken as a whole; and (iii) neither Gogo nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Time of Sale Memorandum and the Final Memorandum.

(p)    Except as described in the Time of Sale Memorandum and the Final Memorandum, there are no legal or governmental investigations or proceedings pending or, to the knowledge of the Issuers or the Guarantors, threatened to which Gogo or any of its subsidiaries is a party or to which any property of Gogo or any of its subsidiaries is the subject that, individually or in the aggregate, if determined adversely to Gogo or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect.

(q)    (i) Gogo and each of its subsidiaries possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Government Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies, including the U.S. Department of Transportation (the “USDOT”), the U.S. Federal Aviation Administration (the “FAA”) and the U.S. Federal Communications Commission (the “FCC”; together with the USDOT and the FAA, the “Regulatory Agencies” and each a “Regulatory Agency”) necessary to conduct the business now operated by it except where the failure so to possess such Governmental Licenses would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) Gogo and each of its subsidiaries is qualified to hold the Government Licenses held by such entities and is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iii) all of the Government Licenses are valid and in full force, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iv) there is no pending proceeding relating to the revocation, amendment, modification or non-compliance with any such Government Licenses, which if implemented or adversely decided, would have a Material Adverse Effect; (v) Gogo and each of its subsidiaries has not received any notice of proceedings relating to the revocation, amendment or modification of or non-compliance with any such Governmental Licenses, or the imposition of any penalty or fine by any Regulatory Agencies with respect to any of the Government Licenses, which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect; and (vi) no event has occurred with respect to any Government Licenses, which, with the giving of notice or the lapse of time or both, would constitute grounds for revocation or modification of or non-compliance with any of the Government Licenses except for any such event which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r)    Except as disclosed in the Time of Sale Memorandum and the Final Memorandum or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, Gogo and its subsidiaries have filed with the Regulatory Agencies, all reports, documents, instruments, information and applications required to be filed pursuant to the rules and regulations of the Regulatory Agencies. To the knowledge of the Issuers or the Guarantors, fees due and payable pursuant to the rules governing the Government Licenses held by Gogo and its subsidiaries, the nonpayment of which, with the giving of notice or the lapse of time or both, would constitute grounds for revocation thereof, have been timely paid, except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(s)    The business of Gogo and its subsidiaries is being conducted in compliance with applicable requirements under the Federal Communications Act of 1934, as amended, and the regulations issued thereunder, all relevant rules, regulations and published policies of the FCC and any applicable state, local and foreign governmental authority (collectively, the “Communications Laws”), except as would not reasonably be expected to have a Material Adverse Effect. There is no (i) outstanding decree, decision, judgment, or order that has been issued by the FCC or any other Regulatory Agency against Gogo or any of its subsidiaries, or with respect to any Government License, or (ii) notice of violation, order to show cause, complaint, investigation or other administrative or judicial proceeding pending or, to the best knowledge of the Issuers and the Guarantors, threatened by or before the FCC or any Regulatory Agency, against Gogo, any of its subsidiaries, or the Government Licenses, that assuming an unfavorable decision, ruling or finding, in the case of each of (i) or (ii) above, would reasonably be expected to have a Material Adverse Effect. No consent, approval, authorization, order or waiver of, or filing with, the FCC or any other Regulatory Agency, except for those already obtained, is required under the Communications Laws to be obtained or made by the Issuers or the Guarantors for the issuance and sale of the Securities or the execution, delivery and performance of this Agreement or the transactions contemplated herein.

(t)    Gogo and each of its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not have a Material Adverse Effect.

(u)    Each Issuer and each Guarantor is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Memorandum and the Final Memorandum will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (the “Investment Company Act”).

(v)    None of the Issuers, the Guarantors, any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an “Affiliate”) of the Issuers and the Guarantors or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation or warranty is made) has, directly or indirectly, solicited any offer to buy or offered to sell, or will, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any U.S. citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act or offered, solicited offers to buy or sold the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act (“Regulation D”)) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act. With respect to those Securities sold in reliance upon Regulation S, (i) none of the Issuers, the Guarantors, their Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to which no representation or warranty is made) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Issuers, the Guarantors and their Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to which no representation or warranty is made) has complied and will comply with the offering restrictions set forth in Regulation S.

(w)    Assuming the accuracy of the representations and warranties of the Initial Purchasers set forth in Section 7 hereof and subject to compliance by the Initial Purchasers with the procedures set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers to each Subsequent Purchaser, in the manner contemplated by this Agreement and the Time of Sale Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended, including the rules and regulations of the Commission promulgated thereunder.

(x)    On the Closing Date, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Time of Sale Memorandum, as of the Time of Sale, and the Offering Memorandum, as of its date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4).

(y)    Neither Gogo nor any of its subsidiaries or, to the knowledge of the Issuers or the Guarantors after due inquiry, affiliates, nor any director or officer of Gogo or any of its subsidiaries nor, to the knowledge of the Issuers or the Guarantors, any employee, agent or representative of Gogo or any of its subsidiaries or affiliates, (i) has taken or, in the case of Gogo and its subsidiaries, will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage or (ii) has violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law. Gogo and its subsidiaries and, to the knowledge of the Issuers or the Guarantors after due inquiry, affiliates, have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain, and will continue to maintain, policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(z)    The operations of Gogo and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and, to the knowledge of the Issuers or the Guarantors after due inquiry, the applicable anti-money laundering statutes of all jurisdictions where Gogo or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Gogo or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Issuers or the Guarantors, threatened.

(aa)    (i) Neither Gogo nor any of its subsidiaries, directors or officers, nor, to the knowledge of the Issuers or the Guarantors, any employee, agent, affiliate or representative of Gogo or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A)    the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control or other relevant sanctions authority (collectively, “Sanctions”), nor

(B)    located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria) (each, a “Sanctioned Country”).

(ii)    The Issuers and the Guarantors will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person to fund or facilitate (i) any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or (ii) any activities or business of or in any Sanctioned Country.

(iii)    For the past five years, Gogo and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(bb)    Deloitte & Touche LLP, who have certified certain consolidated financial statements of Gogo, are an independent registered public accounting firm with respect to Gogo within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(cc)    The financial statements and the related notes thereto of Gogo and its consolidated subsidiaries included or incorporated by reference in the Time of Sale Memorandum and the Final Memorandum present fairly in all material respects the financial position of Gogo and its consolidated subsidiaries as of the dates indicated and the results of operations and cash flows for the periods specified; such financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby; and the other financial information included or incorporated by reference in the Time of Sale Memorandum and the Final Memorandum has been derived from the accounting records of Gogo and its consolidated subsidiaries and presents fairly the information shown thereby.

(dd)    The statistical and market-related data and forward-looking statements included or incorporated by reference in the Time of Sale Memorandum and the Final Memorandum are based on or derived from sources that Gogo believes to be reliable and accurate in all material respects and represent its good faith estimates that are made on the basis of the data derived from such sources.

(ee)    Gogo and its subsidiaries own or have a right to use all patents, inventions, service marks, trade names, trademarks, service marks, copyrights, and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, “Intellectual Property”) necessary for the conduct of their respective businesses as currently conducted, except to the extent that lack of ownership or possession of such rights would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Gogo and its subsidiaries have not received any notice of infringement, misappropriation or other violation with any such Intellectual Property rights of any third party with respect to which, if the subject of an unfavorable decision, ruling or finding would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Issuers or the Guarantors as of the date hereof, the conduct of the business of Gogo and its subsidiaries does not infringe, misappropriate or otherwise violate, the Intellectual Property rights of any third party. To the knowledge of the Issuers or the Guarantors, as of the date hereof, no third party is infringing upon, misappropriating or otherwise violating Gogo’s or any of its subsidiaries’ rights in Intellectual Property owned by Gogo or any of its subsidiaries, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Gogo has taken reasonable measures to protect the confidentiality of all trade secrets and confidential and proprietary information included in the Intellectual Property owned by Gogo or any of its subsidiaries from which Gogo or any of its subsidiaries derives independent economic value by virtue of their not being generally known, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the date hereof, Gogo and its subsidiaries do not use “open source” software in its products or services in a manner that obligates Gogo or any of its subsidiaries to disclose the source code of its owned software, except for such disclosure as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ff)    As of the date hereof, Gogo’s and its subsidiaries’ collection and use of personally identifiable information is in compliance with applicable laws, the current Payment Card Industry Data Security Standard, Gogo’s and its subsidiaries’ privacy policies and contracts to which Gogo or any of its subsidiaries is a party pertaining thereto, except for such non-compliance as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Gogo and its subsidiaries have implemented and maintained, or, as applicable, required their service providers to implement and maintain, consistent with customary industry practices and legal and contractual obligations, security and other measures designed to protect the hardware, software and communication facilities and networks used for the conduct of their businesses and software, data, personally identifiable information and other material stored therein from unauthorized access, use or modification, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(gg)    There has been no security breach or other compromise of or relating to any of Gogo’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and Gogo and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data; (ii) Gogo and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) Gogo and its subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices.

(hh)    Gogo and its subsidiaries have good and marketable title in fee simple (in the case of real property) to, or have valid, subsisting and enforceable rights to lease or otherwise use, all items of real and personal property and assets that are material to the business of Gogo and its subsidiaries, taken as a whole, and in each case free and clear of all liens, encumbrances and defects except those that (i) do not materially interfere with the use made and proposed to be made of such property by Gogo and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(ii)    Gogo and its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date hereof or have requested extensions with respect thereto and paid all taxes required to be paid through the date hereof, except for cases in which the failure to file or pay would not, individually or in the aggregate, have a Material Adverse Effect or any taxes currently being contested in good faith and for which reserves required by GAAP have been created in the financial statements of Gogo or such subsidiary; and except as otherwise disclosed in the Time of Sale Memorandum and the Final Memorandum, there is no tax deficiency that has been asserted against Gogo or any of its subsidiaries or any of their respective properties or assets which has had, or which could reasonably be expected to have, a Material Adverse Effect.

(jj)    Gogo and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as Gogo believes in good faith to be prudent and customary in the businesses in which they are engaged; neither Gogo nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business, except where such failure to renew or obtain similar coverage would not have a Material Adverse Effect.

(kk)    None of the Issuers or the Guarantors has taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Issuers or the Guarantors to facilitate the sale or resale of the Securities.

(ll)    The Issuers and the Guarantors are, and immediately after the Closing Date will be, Solvent. As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person does not have unreasonably small capital; provided, that in each case, clauses (i) through (iv) hereof include such person’s rights to contribution.

(mm)    Gogo and its subsidiaries are in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, including the rules and regulations of the Commission promulgated thereunder.

(nn)    Gogo and its consolidated subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Time of Sale Memorandum and the Final Memorandum, there are no material weaknesses in Gogo’s internal controls. Gogo’s auditors and the Audit Committee of the Board of Directors of Gogo have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect Gogo’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Gogo’s internal controls over financial reporting.

(oo)    Gogo and its consolidated subsidiaries have established and maintain “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that are designed to ensure that information required to be disclosed by Gogo in reports that it files or submits under the Exchange Act is accumulated and communicated to management of Gogo, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure to be made and such disclosure controls are effective to a reasonable level of assurance to perform the functions for which they were established. Gogo and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(pp)    (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which Gogo or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Code, except for non-compliance that could not reasonably be expected to result in material liability to Gogo or its subsidiaries; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption that could reasonably be expected to result in a material liability to Gogo or its subsidiaries; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or could reasonably be expected to result, in material liability to Gogo or its subsidiaries; (vi) neither Gogo nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation (the “PBGC”), in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA); and (vii) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the PBGC or any other governmental agency or any foreign regulatory agency with respect to any Plan that could reasonably be expected to result in material liability to Gogo or its subsidiaries.

(qq)    No labor disturbance by or dispute with employees of Gogo or any of its subsidiaries exists or, to the knowledge of the Issuers or the Guarantors, is imminent, and none of the Issuers or the Guarantors is aware of any existing, threatened or imminent labor disturbance by the employees of any of its or its subsidiaries’ airline partners, principal suppliers, manufacturers, contractors or customers, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(rr)    No relationship, direct or indirect, exists between or among Gogo or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of Gogo or any of its subsidiaries, on the other, that would be required by the Securities Act to be described in a registration statement to be filed with the Commission and that is not so described in the Time of Sale Memorandum and the Final Memorandum.

(ss)    The interactive data in eXtensible Business Reporting Language incorporated by reference in the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(tt)    No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Issuers, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Issuers any loans or advances to such subsidiary from the Issuers or from transferring any of such subsidiary’s properties or assets to the Issuers or any other subsidiary of the Company, except as disclosed in the Time of Sale Memorandum and the Final Memorandum or as would not reasonably be expected to materially affect the Issuers’ ability to make payments on the Securities as required by the Indenture.

(uu)    None of the Issuers or the Guarantors is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against Gogo or any of its subsidiaries or any Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(vv)    None of the Issuers or the Guarantors or any of their respective Affiliates has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(ww)    Other than the Existing Secured Notes and the Notes, there are no securities or preferred stock of or guaranteed by the Issuers or the Guarantors that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

2.    Agreements to Sell and Purchase. Each of (x) the Issuers and the Signing Guarantors hereby agrees and (y) upon execution and delivery of the Joinder Agreement, each of the Closing Guarantors will agree, to issue and sell to the Initial Purchasers, and each Initial Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Issuers and the Guarantors the respective principal amount of Securities set forth in Schedule I hereto opposite its name at a purchase price of 98.012% of the principal amount thereof (the “Purchase Price”), plus accrued and unpaid interest, if any, from April 25, 2019 to the Closing Date. In addition, the Initial Purchasers agree that, on behalf (and at the direction) of the Issuers, they will pay an amount equal to 0.075% of the aggregate principal amount of Securities being purchased from the Issuers by the several Initial Purchasers on the date hereof to BDT & Company, LLC as a financial advisory fee. Such amount will be paid on a pro rata basis by each Initial Purchaser in the same proportion as the ratio of the aggregate principal Securities set forth opposite the name of such Initial Purchaser in Schedule I hereto bears to the aggregate principal amount of Securities being purchased from the Issuers by the several Initial Purchasers.

3.    Terms of Offering. You have advised the Issuers that the Initial Purchasers will make an offering of the Securities purchased by the Initial Purchasers hereunder as soon as practicable after this Agreement is entered into as in your judgment is advisable.

4.    Payment and Delivery. Payment for the Securities shall be made to the Issuers in Federal or other funds immediately available in New York City against delivery of such Securities for the respective accounts of the several Initial Purchasers at 10:00 a.m., New York City time, on April 25, 2019, or at such other time on the same or such other date, not later than May 2, 2019, as the Representatives and the Issuers may agree upon in writing. The time and date of such payment are hereinafter referred to as the “Closing Date.” Such delivery and payment shall be made at the offices of Latham & Watkins LLP, 555 Eleventh Street, NW, Washington, D.C. 20004 (or such other place as may be agreed to by the Representatives and the Issuers). The Issuers hereby acknowledge that circumstances under which the Representatives may provide notice to postpone the Closing Date as originally scheduled include, but are in no way limited to, any determination by the Issuers or the Initial Purchasers to recirculate to investors copies of an amended or supplemented Offering Memorandum or a delay as contemplated by the provisions of Section 10 hereof.

Payment for the Securities to be purchased on the Closing Date shall be made against delivery to the nominee of The Depository Trust Company (“DTC”), for the respective accounts of the several Initial Purchasers of the Securities to be purchased on such date of one or more global notes representing the Securities, registered in such names and in such denominations as the Representatives shall request in writing not later than one full business day prior to the Closing Date. The Securities shall be delivered to the Representatives on the Closing Date for the respective accounts of the Initial Purchasers, with any transfer, stamp, documentary and similar taxes payable in connection with the transfer of the Securities to the Initial Purchasers duly paid, against payment of the Purchase Price therefor plus accrued interest, if any, to the date of payment and delivery. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a condition to the obligations of the Initial Purchasers.

5.    Conditions to the Initial Purchasers’ Obligations. The several obligations of the Initial Purchasers to purchase and pay for the Securities as provided herein on the Closing Date are subject to the satisfaction or waiver, as determined by the Representatives in their sole discretion, of the following conditions precedent on or prior to the Closing Date:

(a)    Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)     there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of Gogo or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii)    there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of Gogo and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Memorandum provided to the prospective purchasers of the Securities that, in the judgment of the Representatives, is material and adverse and that makes it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Memorandum.

(b)    The representations and warranties of the Issuers and the Signing Guarantors contained in this Agreement shall be true and correct on and as of the Time of Sale and on and as of the Closing Date as if made on and as of the Closing Date; the statements of the officers of the Issuers and the Signing Guarantors made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct on and as of the date made and on and as of the Closing Date; and the Issuers and the Signing Guarantors shall have performed all covenants and agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date.

(c)    The Initial Purchasers shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of each Issuer and each Signing Guarantor to the effect set forth in Section 5(a), and further to the effect that the representations and warranties of the Issuers and the Signing Guarantors contained in this Agreement were true and correct as of the Time of Sale and are true and correct as of the Closing Date; that the Issuers and the Signing Guarantors have complied with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied hereunder on or before the Closing Date.

(d)    The Initial Purchasers shall have received on the Closing Date an opinion and negative assurance letter of Debevoise & Plimpton LLP, outside counsel for the Issuers and the Guarantors, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives. Such opinion and letter shall be rendered to the Initial Purchasers at the request of the Issuers and shall so state therein.

(e)    The Initial Purchasers shall have received on the Closing Date an opinion of Hogan Lovells US LLP, outside regulatory counsel for the Issuers and the Guarantors, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(f)    The Initial Purchasers shall have received on the Closing Date an opinion of Sidley Austin LLP, outside Delaware counsel for the Issuers and certain of the Guarantors, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(g)    The Initial Purchasers shall have received on the Closing Date an opinion and negative assurance letter of Latham & Watkins LLP, counsel for the Initial Purchasers, dated the Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchasers.

(h)    On the date hereof, the Initial Purchasers shall have received from Deloitte & Touche LLP, the independent registered public accounting firm for Gogo, a “comfort letter” dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to the Representatives, covering the financial information included or incorporated by reference in the Time of Sale Memorandum and other customary matters. In addition, on the Closing Date, the Initial Purchasers shall have received from such accountants a “bring-down comfort letter” dated the Closing Date addressed to the Representatives, in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover the financial information included or incorporated by reference in the Final Memorandum and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than three days prior to the Closing Date.

(i)    On the date hereof and on the Closing Date, Gogo shall have furnished to the Representatives a certificate, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, of its chief financial officer with respect to certain financial data included or incorporated by reference in the Time of Sale Memorandum and the Final Memorandum, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.

(j)    The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of Gogo and its subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(k)    The Issuers and the Guarantors shall have executed and delivered the Indenture, the Securities and the Security Documents, in form and substance reasonably satisfactory to the Initial Purchasers, and the Initial Purchasers shall have received executed copies thereof.

(l)    Except as otherwise provided for in the Security Documents, the Indenture or the other documents entered into related to the issuance and sale of the Securities, the Representatives and the Collateral Agent shall have received each of the Security Documents, in form and substance reasonably satisfactory to the Representatives, and all other certificates, agreements or instruments necessary to perfect the Collateral Agent’s security interest in all of the Collateral, including but not limited to, as applicable, stock certificates accompanied by instruments of transfer and stock powers undated and endorsed in blank, Uniform Commercial Code financing statements in appropriate form for filing and filings with the United States Patent and Trademark Office and United States Copyright Office in appropriate form for filing; each such document executed by the Issuers and each other party thereto, and each such document shall be in full force and effect and evidence that all of the liens on the Collateral other than Permitted Liens have been released. The Representatives shall also have received certified copies of Uniform Commercial Code, tax and judgment lien searches or equivalent reports or searches, and a copy of searches at the United States Patent and Trademark Office and the United States Copyright Office, each of a recent date listing all effective financing statements, lien notices or comparable documents that name either Issuer or any Guarantor as debtor and that the Representatives deem necessary or appropriate, none of which encumber the Collateral covered or intended to be covered by the Security Documents (other than Permitted Liens). The Representatives shall have received customary lender’s loss payable endorsements with respect to the Issuers’ and the Signing Guarantors’ insurance policies and insurance certificates naming the Collateral Agent as an additional insured or loss payee, as applicable.

(m)    The Securities shall be eligible for clearance and settlement through DTC.

(n)    Within 15 days of the Closing Date, each of the Closing Guarantors shall have executed and delivered the Joinder Agreement.

(o)    On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such information, documents, letters and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Issuers at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 6(g), 8 and 11 hereof shall at all times be effective and shall survive such termination.

6.    Covenants of the Issuers and the Guarantors. Each of the Issuers and the Signing Guarantors covenants, and upon execution and delivery of the Joinder Agreement, each of the Closing Guarantors will covenant, with each Initial Purchaser as follows:

(a)    To furnish to you in New York City, without charge, as promptly as practicable following the Time of Sale and in any event not later than the second business day following the date hereof and during the period mentioned in Section 6(d) or (e), as many copies of the Time of Sale Memorandum, the Final Memorandum, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request.

(b)    Before amending or supplementing the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object.

(c)    To furnish to you a copy of each proposed Additional Written Offering Communication to be prepared by or on behalf of, used by, or referred to by the Issuers and not to use or refer to any proposed Additional Written Offering Communication to which you reasonably object.

(d)    If the Time of Sale Memorandum is being used to solicit offers to buy the Securities at a time when the Final Memorandum is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Memorandum in order to make the statements therein, in the light of the circumstances under which they are made, not misleading or if, in the judgment of the Representatives or counsel for the Initial Purchasers, it is necessary to amend or supplement the Time of Sale Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Initial Purchasers and to any dealer upon request, either amendments or supplements to the Time of Sale Memorandum so that the statements in the Time of Sale Memorandum as so amended or supplemented will not, in the light of the circumstances under which they are made, when delivered to a Subsequent Purchaser, be misleading or so that the Time of Sale Memorandum, as amended or supplemented, will comply with applicable law.

(e)    If, during such period after the date hereof and prior to the date on which all of the Securities shall have been sold by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Memorandum in order to make the statements therein, in the light of the circumstances under which they are made, not misleading or if, in the judgment of the Representatives or counsel for the Initial Purchasers, it is necessary to amend or supplement the Final Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Initial Purchasers, either amendments or supplements to the Final Memorandum so that the statements in the Final Memorandum as so amended or supplemented will not, in the light of the circumstances under which they are made, when delivered to a Subsequent Purchaser, be misleading or so that the Final Memorandum, as amended or supplemented, will comply with applicable law.

(f)    (i) To cooperate with the Representatives and counsel for the Initial Purchasers to qualify or register (or to obtain exemptions from qualifying or registering) all or any part of the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request, and to comply with such laws and to continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities and (ii) to advise the Representatives promptly of any notice with respect to any suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, to use its reasonable best efforts to obtain the withdrawal thereof as soon as possible. Notwithstanding the foregoing, neither Issuer nor any Guarantor shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify; (ii) take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified; or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)    Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Issuers will pay or cause to be paid all costs and expenses incident to the performance of their obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any transfer, stamp, documentary and similar taxes payable in connection therewith; (ii) the costs incident to the preparation and printing of the Preliminary Memorandum, any other Time of Sale Memorandum, any Additional Written Offering Communication and the Final Memorandum (including any amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing the Transaction Documents; (iv) the fees and expenses of counsel for the Issuers and the Guarantors and Gogo’s independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Initial Purchasers); (vi) any fees charged by rating agencies for the rating of the Securities; (vii) the fees and expenses of the Trustee, the Collateral Agent and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC; (ix) the costs and expenses of the Issuers relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Issuers and travel and lodging expenses of the representatives and officers of the Issuers or the Guarantors and any such consultants; (x) all fees and expenses incurred with respect to negotiating, disclosing, creating and perfecting the security interests in the Collateral contemplated by the Security Documents (including the related fees and expenses of counsel for the Initial Purchasers for all periods prior to and after the Closing Date); and (xi) all other cost and expenses incident to the performance of the obligations of the Issuers and the Guarantors hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 and the last paragraph of Section 11, the Initial Purchasers will pay all of their costs and expenses, including fees and disbursements of their counsel and any advertising expenses connected with any offers they may make.

(h)    None of the Issuers or the Guarantors or any of their respective Affiliates will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(i)    Not to solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(j)    (i) For so long as any of the Securities remain outstanding, to furnish to the Initial Purchasers copies of all reports and other communications (financial or otherwise) furnished by Gogo or the Issuers to the Trustee or to the holders of the Securities; (ii) prior to the Closing Date, to furnish to the Initial Purchasers, as soon as they have been prepared, a copy of any audited annual financial statements or unaudited interim financial statements of Gogo and its consolidated subsidiaries for any period subsequent to the period covered by the most recent financial statements appearing in the Time of Sale Memorandum and the Final Memorandum; and (iii) while any of the Securities remain outstanding, to make available, upon request, to any holder of such Securities and any prospective purchasers thereof the information specified in Rule 144A(d)(4), unless at such time Gogo shall be subject to Section 13 or 15(d) of the Exchange Act and shall have filed all reports required to be filed pursuant to such sections and the related rules and regulations of the Commission.

(k)    During the period of one year after the Closing Date, neither Issuer will be, nor will it become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(l)    None of the Issuers, their respective Affiliates or any person acting on their behalf (other than the Initial Purchasers) will engage in any directed selling efforts (as defined in Regulation S) with respect to the Securities, and the Issuers and their respective Affiliates and each person acting on its or their behalf (other than the Initial Purchasers) will comply with the offering restrictions requirement of Regulation S.

(m)    During the period of one year after the Closing Date, the Issuers will not, and will not permit any person that is an affiliate (as defined in Rule 144 under the Securities Act) at such time (or has been an affiliate within the three months preceding such time) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Issuers or any of their affiliates and resold in a transaction registered under the Securities Act.

(n)    Not to take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.

(o)    To apply the net proceeds from the sale of the Securities in the manner described under the caption “Use of Proceeds” in the Time of Sale Memorandum and the Final Memorandum.

(p)    During the period of 90 days following the date hereof, none of the Issuers or the Guarantors will, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Issuers or any Guarantor or securities exchangeable for or convertible into debt securities of the Issuers or any Guarantor (other than as contemplated by this Agreement).

(q)    The Issuers will deliver to each Initial Purchaser (or its agent), on the date of execution of this Agreement, one or more properly completed and executed Certifications Regarding Beneficial Owners of Legal Entity Customers,

together with copies of identifying documentation, and Issuers undertake to provide such additional supporting documentation as each Initial Purchaser may reasonably request in connection with the verification of the foregoing Certification.

(r)    On the date each Closing Guarantor executes and delivers the Joinder Agreement, such Closing Guarantors shall use their reasonable best efforts to cause to be delivered to the Initial Purchasers an opinion of outside counsel for such Closing Guarantor, dated the date of delivery of the Joinder Agreement, in form and substance reasonably satisfactory to the Representatives.

(s)    That all payments to be made by or on behalf of any of the Closing Guarantors hereunder shall be paid free and clear of and without withholding or deduction for, or on account of, any present or future taxes, levies, imposts, duties or charges whatsoever unless the Issuers or Guarantors are required by law to deduct or withhold such taxes, levies, imposts, duties or governmental charges. In that event, the Closing Guarantors shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made, except (i) to the extent that such taxes, levies, imposts, duties, governmental charges or other deductions or withholdings were imposed due to the failure of an Initial Purchaser, upon the request of the Issuers or any Guarantor, to use its reasonable efforts to provide any form, certificate, document or other information that would have reduced or eliminated the withholding or deduction of such taxes, levies, imposts, duties or governmental charges, (ii) to the extent such taxes, levies, imposts, duties or governmental charges would not have been imposed but for the recipient being a resident of the jurisdiction imposing such taxes, having any other present or former connection with such jurisdiction or having a permanent establishment therein, provided that, for the avoidance of doubt, no recipient shall be deemed resident of any applicable jurisdiction imposing such taxes, levies, imposts, duties or governmental charges, having any other present or former connection with such jurisdiction or having a permanent establishment therein solely as a result of the recipient having executed, performed its obligations under, or received payments pursuant to, or from the enforcement of, this Agreement, or (iii) no additional amounts shall be payable with respect to (x) any U.S. federal, state or local taxes, levies, imposts, duties or governmental charges, (y) any taxes, levies, imposts duties or governmental charges payable other than by deduction or withholding from payments made under or with respect to a Closing Guarantor’s obligation to an Initial Purchaser hereunder or (z) any taxes, levies, imposts, duties or governmental charges imposed or withheld pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) as of the issue date (or any amended or successor version of such sections that is substantively comparable and not materially more onerous to comply with), any current or future regulations promulgated thereunder, any official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention between a non-U.S. jurisdiction and the United States with respect to the foregoing.

7.    Offering of Securities; Restrictions on Transfer. (a) Each Initial Purchaser, severally and not jointly, represents and warrants that it is a qualified institutional buyer as defined in Rule 144A (a “QIB”). Each Initial Purchaser, severally and not jointly, agrees with the Issuers that:

(i) it will not solicit offers for, or offer or sell, such Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act;

(ii) it will sell such Securities in the United States only to persons that it reasonably believes to be QIBs; and

(iii) in the case of offers outside the United States it will solicit offers for such Securities only from, and will offer such Securities only to, persons that it reasonably believes to be persons other than U.S. persons (including dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in reliance upon Regulation S that, in each case, in purchasing such Securities are deemed to have represented and agreed as provided in the Final Memorandum under the caption “Notice to Investors.”

(b)    Each Initial Purchaser acknowledges and agrees that the Issuers and the Guarantors and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 5(d), 5(e), 5(f) and 5(g), counsel for the Issuers and the Guarantors, regulatory counsel for the Issuers and the Guarantors, Delaware counsel for the Issuers and the Guarantors and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers, with their agreements contained in paragraph (a) above, and each Initial Purchaser hereby consents to such reliance.

(c)    Each Initial Purchaser, severally and not jointly, represents, warrants, and agrees with respect to offers and sales outside the United States that:

(i)    such Initial Purchaser understands that no action has been or will be taken in any jurisdiction by the Issuers or the Guarantors that would permit a public offering of the Securities, or possession or distribution of the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required;

(ii)    the Securities have not been registered under the Securities Act and may not be sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Rule 144A or Regulation S;

(iii)    such Initial Purchaser has offered the Securities and will offer and sell the Securities (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S or as otherwise permitted in Section 7(a); accordingly, neither such Initial Purchaser, its Affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and any such Initial Purchaser, its Affiliates and any such persons have complied and will comply with the offering restrictions requirement of Regulation S;

(iv)    such Initial Purchaser, in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State it has not made and will not make an offer of Securities to the public in that Relevant Member State, other than:

(A)    to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(B)    to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the Representatives on behalf of the Initial Purchasers for any such offer; or

(C)    in any other circumstances falling within Article 3 of the Prospectus Directive, provided that no such offer of Securities shall require the Issuers, the Guarantors or any Initial Purchaser to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the above, the expression an “offer of Securities to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in that Member State.

(v)    such Initial Purchaser has represented and agreed that it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of such Act does not apply to us and it has complied and will comply with all applicable provisions of such Act with respect to anything done by it in relation to any Securities in, from or otherwise involving the United Kingdom; and

(vi)    such Initial Purchaser agrees that, at or prior to confirmation of sales of the Securities, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S.”

Terms used in this Section 7(c) have the meanings given to them by Regulation S.

8.    Indemnity and Contribution. (a) Each of the Issuers and the Signing Guarantors, jointly and severally, agrees, and upon execution and delivery of the Joinder Agreement, each Closing Guarantor, jointly and severally, agrees, to indemnify and hold harmless each Initial Purchaser, its affiliates, its directors and officers and each person, if any, who controls any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of each Initial Purchaser within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim, as such expenses are incurred) caused by any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Time of Sale Memorandum, any Additional Written Offering Communication prepared by or on behalf of, used by, or referred to by the

Issuers, or the Final Memorandum (or any amendment or supplement thereto), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Initial Purchaser furnished to the Issuers by such Initial Purchaser through the Representatives expressly for use in the Preliminary Memorandum, the Pricing Supplement, any Additional Written Offering Communication or the Final Memorandum (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Issuers and the Guarantors may otherwise have.

(b)    Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless (x) each Issuer, each Signing Guarantor, each of their respective directors and officers and each person, if any, who controls an Issuer or any Guarantor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and (y) upon execution and delivery of the Joinder Agreement, each Closing Guarantor, each of their respective directors and officers and each person, if any, who controls any Closing Guarantor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, in each case, to the same extent as the foregoing indemnity from the Issuers and the Guarantors to such Initial Purchaser, but only with reference to information relating to such Initial Purchaser furnished to the Issuers by such Initial Purchaser through the Representatives expressly for use in the Preliminary Memorandum, the Pricing Supplement, any Additional Written Offering Communication or the Final Memorandum (or any amendment or supplement thereto). Each of the Issuers and the Guarantors hereby acknowledges that the only information that the Initial Purchasers through the Representatives have furnished to the Issuers expressly for use in the Preliminary Memorandum, the Time of Sale Memorandum, any Additional Written Offering Communication set forth in Schedule II hereto or the Final Memorandum (or any amendment or supplement thereto) are the statements set forth in the fourth and seventh paragraphs under the caption “Plan of Distribution” in the Preliminary Memorandum and the Final Memorandum. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.

(c)    In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing; provided, however, that the failure to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 8 except to the extent that it has been materially prejudiced by such failure (through the forfeiture of substantive rights and defenses) and shall not relieve the indemnifying party from any liability that the indemnifying party may have to an indemnified party other than under this

Section 8. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party (who shall not, without the consent of the indemnified party, be counsel to the indemnifying party) to represent the indemnified party in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding, as incurred. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party, (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party, or (iv) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 8(a), and by the Issuers, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include any statements as to or any admissions of fault, culpability or failure to act by or on behalf of any indemnified party.

(d)    To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers and the Guarantors on the one hand and the Initial Purchasers on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Issuers and the Guarantors on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuers and the Guarantors on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Issuers and the total discounts and commissions received by the Initial Purchasers bear to the aggregate offering price of the Securities. The relative fault of the Issuers and the Guarantors on the one hand and of the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers or the Guarantors, or by the Initial Purchasers, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Initial Purchasers’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of Securities they have purchased hereunder as set forth opposite their names in Schedule I hereto, and not joint.

(e)    The Issuers and the Guarantors and the Initial Purchasers agree that it would not be just or equitable if contribution pursuant to Section 8(d) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Initial Purchaser shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 8 are several in proportion to their respective purchase obligations hereunder and not joint. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)    The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Issuers and the Guarantors contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser, any person controlling any Initial Purchaser, any affiliate of any Initial Purchaser or any of their respective officers or directors or by or on behalf of the Issuers or the Guarantors, their respective officers or directors or any person controlling any Issuer or Guarantor and (iii) acceptance of and payment for any of the Securities.

9.    Termination. The Representatives may terminate this Agreement by notice given by you to the Issuers, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange or The NASDAQ Global Select Market; (ii) trading of any securities of Gogo shall have been suspended on any exchange or in any over the counter market; (iii) a material disruption in securities settlement, payment or clearance services in the United States or other relevant jurisdiction shall have occurred; (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities; or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Memorandum or the Final Memorandum.

10.    Effectiveness; Defaulting Initial Purchasers. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase is not more than one tenth of the aggregate principal amount of Securities to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Initial Purchasers, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on the Closing Date; provided that in no event shall the principal amount of Securities that any Initial Purchaser has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-eleventh of such aggregate principal amount of Securities without the written consent of such Initial Purchaser. If, on the Closing Date, any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than one tenth of the aggregate principal amount of Securities to be purchased on the Closing Date, and arrangements satisfactory to the non-defaulting Initial Purchasers and the Issuers for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or of the Issuers or any Guarantors except that the provisions of Sections 6(g), 8 and 11 hereof shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Issuers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Time of Sale Memorandum, the Final Memorandum or in any other documents or arrangements may be effected. As used in this Agreement, the term “Initial Purchaser” shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 10. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

11.    Reimbursement of the Expenses of the Initial Purchasers. If this Agreement shall be terminated by the Representatives pursuant to Section 9 or because of any failure or refusal on the part of the Issuers to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Issuers shall be unable to perform its obligations under this Agreement, the Issuers will reimburse the Initial Purchasers, severally, for all out of pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Initial Purchasers in connection with this Agreement or the offering contemplated hereunder.

12.    Certain Agreements of the Initial Purchasers. Each Initial Purchaser hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) the Preliminary Memorandum and the Final Memorandum; (ii) any written communication that contains either (a) no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) or (b) “issuer information” that was included (including through incorporation by reference) in the Time of Sale Memorandum or the Final Memorandum; (iii) any written communication listed on Annex A or prepared pursuant to Section 6(c) above (including any electronic road show); (iv) any written communication prepared by such Initial Purchaser and approved by Gogo and the Representatives in advance in writing; or (v) any written communication relating to or that contains the preliminary or final terms of the Securities and/or other information that was included (including through incorporation by reference) in the Time of Sale Memorandum or the Final Memorandum.

13.    Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Issuers, the Signing Guarantors and the Initial Purchasers, and upon execution and delivery of the Joinder Agreement, the Closing Guarantors, with respect to the preparation of the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum, the conduct of the offering, and the purchase and sale of the Securities.

(b)    This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuers, the Guarantors and the Initial Purchasers, or any of them, with respect to the subject matter hereof.

(c)    The Issuers and the Guarantors acknowledge that in connection with the offering of the Securities: (i) the Initial Purchasers have acted at arm’s-length, are not agents of, and owe no fiduciary duties to, the Issuers, the Guarantors or any other person, (ii) the Initial Purchasers owe the Issuers and the Guarantors only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement) if any, (iii) the Initial Purchasers may have interests that differ from those of the Issuers and the Guarantors, and (iv) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby, and the Issuers and the Guarantors have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate. The Issuers and the Guarantors waive to the full extent permitted by applicable law any claims it may have against the Initial Purchasers arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

14.    Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Initial Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Initial Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any Initial Purchaser that is a Covered Entity or a BHC Act Affiliate of such Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 14:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

15.    Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (e.g., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.

16.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the indemnified parties referred to in Section 8 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any Subsequent Purchaser or other purchaser of the Securities as such from any of the Initial Purchasers merely by reason of such purchase.

17.    Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

18.    Authority of the Representatives. Any action by the Initial Purchasers hereunder may be taken by the Representatives on behalf of the Initial Purchasers, and any such action taken by the Representatives shall be binding upon the Initial Purchasers.

19.    Applicable Law. This Agreement, and any claim, controversy or dispute relating to or arising out of this Agreement, shall be governed by and construed in accordance with the internal laws of the State of New York.

(a)    Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York, in each case, located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Specified Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

(b)    With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

(c)    If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from any Closing Guarantor hereunder into any currency other than U.S. dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Initial Purchasers could purchase U.S. dollars with such other currency in the City of New York on the business day preceding that on which final judgment is given. The obligations of each Closing Guarantor in respect of any sum due from them to any Initial Purchaser shall, notwithstanding any judgment in any currency other than U.S. dollars, not be discharged until the first business day, following receipt by such Initial Purchaser of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Initial Purchaser may in accordance with normal banking procedures purchase U.S. dollars with such other currency; if the U.S. dollars so purchased are less than the sum originally due to such Initial Purchaser hereunder, each Closing Guarantor agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Initial Purchaser against such loss. If the U.S. dollars so purchased are greater than the sum originally due to such Initial Purchaser hereunder, such Initial Purchaser agrees to pay to the Closing Guarantors (but without duplication) an amount equal to the excess of the U.S. dollars so purchased over the sum originally due to such Initial Purchaser hereunder.

20.    Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

21.    Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Initial Purchasers shall be delivered, mailed or sent to you in care of Morgan Stanley & Co. LLC, at 1585 Broadway, New York, New York 10036, Attention: High Yield Syndicate Desk, with a copy to the Legal Department; and J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 270-1063); Attention: Richard Gabriel; and if to the Issuers and the Guarantors shall be delivered, mailed or sent to 111 N. Canal St., Chicago, Illinois 60606; Attention: General Counsel.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Issuers the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

GOGO INTERMEDIATE HOLDINGS LLC

By:	/s/ Marguerite M. Elias
Name:	Marguerite M. Elias
Title:	Executive Vice President, General
Counsel and Secretary

GOGO FINANCE CO. INC.

By:	/s/ Marguerite M. Elias
Name:	Marguerite M. Elias
Title:	Executive Vice President, General
Counsel and Secretary

[Signature Page to Purchase Agreement]

GUARANTORS:

GOGO INC.

By:	/s/ Marguerite M. Elias
Name:	Marguerite M. Elias
Title:	Executive Vice President, General
Counsel and Secretary

AC BIDCO LLC

By:	/s/ Marguerite M. Elias
Name:	Marguerite M. Elias
Title:	Executive Vice President, General
Counsel and Secretary

GOGO LLC

By:	/s/ Marguerite M. Elias
Name:	Marguerite M. Elias
Title:	Executive Vice President, General
Counsel and Secretary

GOGO BUSINESS AVIATION LLC

By:	/s/ Marguerite M. Elias
Name:	Marguerite M. Elias
Title:	Executive Vice President, General
Counsel and Secretary

[Signature Page to Purchase Agreement]

Morgan Stanley & Co. LLC J.P. Morgan Securities LLC Acting on behalf of themselves and as the Representatives of the several Initial Purchasers named in Schedule I hereto.

By:	Morgan Stanley & Co. LLC

By:	/s/ Andrew W. Earls
Name:	Andrew Earls
Title:	Authorized Signatory

By:	J.P. Morgan Securities LLC

By:	/s/ Ben Sykes
Name:	Ben Sykes
Title:	Executive Director

[Signature Page to Purchase Agreement]

SCHEDULE I

Initial Purchaser	Principal Amount of Notes to be Purchased
Morgan Stanley & Co. LLC	$419,160,000
J.P. Morgan Securities LLC	$419,160,000
Cowen and Company, LLC	$18,340,000
William Blair & Company, L.L.C.	$18,340,000
Raymond James & Associates, Inc.	$12,000,000
Roth Capital Partners, LLC	$6,000,000
Stifel, Nicolaus & Company, Incorporated	$6,000,000
SunTrust Robinson Humphrey, Inc.	$6,000,000

Total:	$905,000,000

I-1

SCHEDULE II

Permitted Communications

Time of Sale Memorandum

1.	Preliminary Memorandum issued April 15, 2019

2.	Pricing term sheet

Permitted Additional Written Offering Communications

Each electronic “road show” as defined in Rule 433(h) furnished to the Initial Purchasers prior to use that the Initial Purchasers and the Issuers have agreed may be used in connection with the offering of the Securities

II-1

SCHEDULE III

Filings/Filing Offices

Entity	Filing Type	Jurisdiction	Filing Office

Gogo Inc.	UCC-1 Financing Statement	Delaware	Secretary of State

Gogo Intermediate Holdings LLC	UCC-1 Financing Statement	Delaware	Secretary of State

Gogo Finance Co. Inc.	UCC-1 Financing Statement	Delaware	Secretary of State

AC BidCo LLC	UCC-1 Financing Statement	Delaware	Secretary of State

Gogo LLC	UCC-1 Financing Statement	Delaware	Secretary of State

Gogo Business Aviation LLC	UCC-1 Financing Statement	Delaware	Secretary of State

Closing Guarantors	UCC-1 Financing Statement	Washington, D.C.	Recorder of Deeds

III-1

EXHIBIT A

FORM OF JOINDER AGREEMENT

[●], 2019

WHEREAS, Gogo Intermediate Holdings LLC, a Delaware limited liability company, Gogo Finance Co. Inc., a Delaware corporation, Gogo Inc., a Delaware corporation, the other guarantors party thereto and Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several initial purchasers named in the Purchase Agreement (as defined below) (the “Initial Purchasers”), heretofore executed and delivered a purchase agreement, dated April 17, 2019 (the “Purchase Agreement”), providing for the issuance and sale of the Securities (as defined therein); and

WHEREAS, the Purchase Agreement contemplates that, substantially concurrently with the consummation of the issuance and sale of the Securities on the Closing Date, each Closing Guarantor will agree to join the Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing, each of the undersigned hereby agrees for the benefit of the Initial Purchasers as follows:

1.    Joinder. Each of the undersigned hereby acknowledges that it has received and reviewed a copy of the Purchase Agreement and all other documents it deems fit to enter into this joinder agreement (the “Joinder Agreement”), and acknowledges and agrees to (i) join and become a party to the Purchase Agreement as indicated by its signature below; (ii) be bound by all covenants, agreements, indemnities, representations, warranties and acknowledgments attributable to it in the Purchase Agreement as if made by, and with respect to, it as of the date thereof and as of the Closing Date; and (iii) perform all obligations and duties required of it pursuant to the Purchase Agreement.

2.    Counterparts. This Joinder Agreement may be signed in one or more counterparts (which may be delivered in original form or facsimile or “pdf” file thereof), each of which shall constitute an original when so executed and all of which together shall constitute one and the same agreement.

3.    Amendments. No amendment or waiver of any provision of this Joinder Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

4.    Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

5.    Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

6.    APPLICABLE LAW. THIS JOINDER AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE RELATING TO OR ARISING OUT OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD

D-1

TO CONFLICTS OF LAW PRINCIPLES THEREOF. EACH PARTY NOT LOCATED IN THE UNITED STATES IRREVOCABLY APPOINTS [CT CORPORATION SYSTEM] AS ITS AGENT TO RECEIVE SERVICE OF PROCESS OR OTHER LEGAL SUMMONS FOR PURPOSES OF ANY RELATED PROCEEDING THAT MAY BE INSTITUTED IN ANY SPECIFIED COURT.

[Signature Page Follows]

A-2

IN WITNESS WHEREOF, each of the undersigned has executed this Joinder Agreement as of the date first written above.

[Foreign Guarantor], as a Guarantor

By:
Name:
Title:

A-3

Morgan Stanley & Co. LLC J.P. Morgan Securities LLC Acting on behalf of themselves and as the Representatives of the several Initial Purchasers named in the Purchase Agreement.

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:

By:	J.P. Morgan Securities LLC

By:
Name:
Title:

A-4